                                              CONFORMED COPY





____________________________________________________________
____________________________________________________________




                              UTILICORP UNITED INC.


                                       and


                       THE FIRST NATIONAL BANK OF CHICAGO,
                                   as Trustee



                              ____________________


                           6 3/8% Senior Notes Due 2005

                              ____________________



                         SEVENTH SUPPLEMENTAL INDENTURE

                            Dated as of June 1, 1995



                              ____________________


____________________________________________________________
____________________________________________________________

          SEVENTH SUPPLEMENTAL INDENTURE, dated as of June 1, 1995 (herein called the "Seventh Supplemental Indenture"), between UTILICORP UNITED INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), party of the first part, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association duly organized and existing under the laws of the United States, as Trustee under the Original Indenture referred to below (hereinafter called the "Trustee"), party of the second part.

                                   WITNESSETH:
          WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of November 1, 1990 (hereinafter called the "Original Indenture"), to provide for the issuance from time to time of certain of its unsecured senior notes (hereinafter called the "Securities"), the form and terms of which are to be established as set forth in Sections 201 and 301 of the Original Indenture; and
          WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form or terms of the Securities of any series as permitted in Sections 201 and 301 of the Original Indenture; and

                                                                             2
          WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $100,000,000 to be designated the "6 3/8% Senior Notes Due 2005" (the "Senior Notes"), and all action on the part of the Company necessary to authorize the issuance of the Senior Notes under the Original Indenture and this Seventh Supplemental Indenture has been duly taken; and
          WHEREAS, all acts and things necessary to make the Senior Notes when executed by the Company and completed, authenticated and delivered by the Trustee as in the Original Indenture and this Seventh Supplemental Indenture provided, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed.
          WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture to, among other things, add to the covenants of the Company for the benefit of the Holders of all or any series of Securities; and
          WHEREAS, the Company desires to limit the issuance of Mortgage Bonds under its General Mortgage (as hereinafter defined) as set forth in Section 204 of this Seventh Supplemental Indenture for the benefit of the Holders of the Senior Notes;

                                                                             3
          NOW, THEREFORE, THIS SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH:

          That in consideration of the premises, the Company covenants and agrees with the Trustee, for the equal benefit of holders of the Senior Notes, as follows:
                                   ARTICLE ONE
                                   DEFINITIONS
          The use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture and the form of Senior Note attached hereto as Exhibit A.


                                   ARTICLE TWO

                     TERMS AND ISSUANCE OF THE SENIOR NOTES

          Section 201. ISSUE OF SENIOR NOTES. A series of Securities which shall be designated the "6 3/8% Senior Notes Due 2005" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture and this Seventh Supplemental Indenture (including the form of Senior Note set forth as Exhibit A hereto). The aggregate principal amount of Senior Notes of the series created hereby which may be authenticated and delivered under the Original Indenture shall not, except as permitted by the provisions of the Original Indenture, exceed $100,000,000.

          Section 202. FORM OF SENIOR NOTES; INCORPORATION OF TERMS. The form of the Senior Notes shall be substantially in the form of Exhibit A attached hereto. The terms of such Senior Notes are herein incorporated by reference and are part of this Seventh Supplemental Indenture.
          Section 203. PLACE OF PAYMENT. The Place of Payment will be initially the corporate trust offices of the Trustee which, at the date hereof, are located at The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126 and The First National Bank of Chicago, 14 Wall Street, 8th Floor, New York, New York 10005.
          Section 204. LIMITATION ON ISSUANCE OF MORTGAGE BONDS. The Company will not issue any Mortgage Bonds under its General Mortgage Indenture and Deed of Trust, dated September 15, 1988, between the Company and Commerce Bank of Kansas City, N.A., as Trustee (the "General Mortgage"), without making effective provision, and the Company covenants that in any such case effective provisions will be made, whereby the Senior Notes shall be directly secured by the General Mortgage equally and ratably with any and all other obligations and indebtedness thereby secured.
                                  ARTICLE THREE
                             AMENDMENTS TO INDENTURE
          Section 301. DEFINITIONS. Section 1.01 of the Indenture shall be amended by adding the following definitions in their appropriate alphabetic locations:

          "Repayment Date", when used with respect to any Security to be repaid, means the date fixed for such redemption by or pursuant to this Indenture.
          "Repayment Price", when used with respect to any Security to be repaid, means the price at which it is to be repaid pursuant to this Indenture, exclusive of accrued and unpaid interest.
          Section 302. LEGAL HOLIDAYS. Section 113 of the Indenture shall be amended to insert the phrase "Repayment Date" immediately following the phrase "Interest Payment Date," in each place where the latter phrase appears.
          Section 303. AMOUNT UNLIMITED; ISSUABLE IN SERIES. The list of section references in the sixth line of paragraph (2) of Section 301 of the Indenture shall be amended to read as follows:
"Sections 304, 305, 306, 906, 1107 or 1305".
          Section 304.  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.
The list of Section references in the sixth line of the ninth paragraph of
Section 305 of the Indenture shall be amended to read as follows: "Sections 304, 906, 1107 or 1305".
          The tenth paragraph of Section 305 of the Indenture shall be amended by deleting the word "or" in the seventh line thereof and by adding the following phrase at the end of such paragraph: "or (iii) to issue, register the transfer of or exchange any Security that has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid".

          Section 305. SATISFACTION, DISCHARGE AND DEFEASANCE OF SECURITIES OF ANY SERIES. Paragraph (b) of Section 403 of the Indenture shall be amended by adding at the end thereof, before the semicolon: ", and, if the Securities of such series provide for any Repayment Date subsequent to the date of any discharge pursuant to this Section 403, Article Thirteen".
     Paragraph (e) of Section 403 of the Indenture shall be amended by adding the phrase "or repayment" after the phrase "subject to repurchase" in the tenth line of such paragraph.
          Section 306. AUTHENTICATING AGENTS. The list of Section references in the sixth line of the first paragraph of Section 614 of the Indenture shall be amended to read as follows: "Sections 304, 305, 306, 1107 and 1305".
          Section 307. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS. The parenthetical phrase at the end of paragraph (1) of Section 902 of the Indenture shall be amended to read as follows: "(or, in the case of repayment at the option of the Holder or redemption, on or after the Repayment Date or Redemption Date, as the case may be)".
          Section 308. DEFEASANCE OF CERTAIN OBLIGATIONS. The eleventh line of paragraph (1) of Section 1008 of the Indenture shall be amended by inserting the phrase "or repayment" after the phrase "subject to repurchase".
          Section 309. REPAYMENT OF SECURITIES. A new Article Thirteen shall be added to the Indenture to provide as follows:

                                ARTICLE THIRTEEN
                         REPAYMENT AT OPTION OF HOLDERS

               SECTION 1301.  APPLICABILITY OF ARTICLE.

                    Repayment of Securities of any series before their Stated
               Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

               SECTION 1302.  REPAYMENT OF SECURITIES.

                    Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Company covenants that on or before the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in
               Section 1003) an amount of money sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

               SECTION 1303.  EXERCISE OF OPTION.

                    Securities of any series subject to repayment at the option of the Holders thereof will contain an "Option to Elect Repayment" form on the reverse of such Securities. For a security to be repaid at the option of the Holder, the Paying Agent must receive (a) appropriate wire transfer instructions and
               (b) either (i) any Security so providing for such repayment, with the "Option to Elect Repayment" form on the reverse of such Security duly completed by the Holder (or by the Holder's attorney duly authorized in writing), or (ii) a telegram, telex, facsimile transmission or a

                                                                             8
               letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Security, the principal amount of the Security, the portion of principal amount of the Security to be repaid, the certificate number or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the Security, will be received by the Paying Agent not earlier than 60 days nor later than 30 days prior to the Repayment Date (or such other dates as the terms of the Securities provide). If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

               SECTION 1304. WHEN SECURITIES PRESENTED FOR REPAYMENT BECOME DUE AND PAYABLE.

                    If a valid repayment election with respect to Securities of any series providing for repayment at the option of the Holders thereof shall have been received as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) such Securities shall cease to bear interest. Upon the making of a valid election for repayment by a Holder of any such Security in accordance with such provisions, the principal amount of such Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided, however, that installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

                    If the principal amount of any Security received by the
               Paying Agent for repayment shall not be so repaid upon such receipt, the principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest set forth in such Security.

               SECTION 1305.  SECURITIES REPAID IN PART.

                    Upon receipt of any Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so received which is not to be repaid.

                                  ARTICLE FOUR
                                  MISCELLANEOUS
          Section 401. EXECUTION OF SUPPLEMENTAL INDENTURE. This Seventh Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Seventh Supplemental Indenture forms a part thereof.
          Section 402. CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Seventh Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
          Section 403. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
          Section 404. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Seventh Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
          Section 405. SEPARABILITY CLAUSE. In case any provision in this Seventh Supplemental Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 406. BENEFITS OF SEVENTH SUPPLEMENTAL INDENTURE. Nothing in this Seventh Supplemental Indenture or in the Senior Notes, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the holders, any benefit or any legal or equitable right, remedy or claim under this Seventh Supplemental Indenture.

          Section 407. GOVERNING LAW. This Seventh Supplemental Indenture and each Senior Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.
          Section 408. EXECUTION AND COUNTERPARTS. This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                   UTILICORP UNITED INC.


[Seal]                             By: /s/ DALE J. WOLF
                                        Name: Dale J. Wolf
                                        Title: Vice President,
                                               Finance






Attest:


RANDAL P. MILLER
     Title: Asst. Treasurer


                                   THE FIRST NATIONAL BANK
                                     OF CHICAGO, as Trustee


[Seal]                             By: /s/ STEVEN M. WAGNER
                                        Name: Steven M. Wagner
                                        Title: Vice President


Attest:



T. MARSHALL
  Title: Trust Officer

 STATE OF MISSOURI  )
                    )  ss.:
COUNTY OF JACKSON   )


          On the 6th day of June, 1995, before me personally came
Dale J. Wolf, to me known, who, being by me duly sworn, did depose and say that he is Vice President--Finance of UtiliCorp United Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                   /s/ Joyce J. Auer
                                   ----------------------------------
                                          Notary Public,
                                          State of Missouri



STATE OF ILLINOIS  )
                   )  ss.:
COUNTY OF COOK     )


          On the 7th day of June, 1995, before me personally came
Steven M. Wagner, to me known, who, being by me duly sworn, did depose and say that he is Vice President of The First National Bank of Chicago, the national banking association described in and which executed the foregoing instrument; that he knows the seal of said association; that the seal affixed to said instrument is such association seal; that it was so affixed by authority of the Board of Directors of said association, and that he signed his name thereto by like authority.


                                   /s/ Somsri Helmers
                                   ----------------------------------
                                          Notary Public,
                                          State of ________

                                                                       EXHIBIT A


                          [FORM OF FACE OF SENIOR NOTE]

REGISTERED                                                            REGISTERED


                              UTILICORP UNITED INC.

                           6 3/8% SENIOR NOTE DUE 2005

No.                                           $


          UTILICORP UNITED INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum of __________________________________________ DOLLARS
on June 1, 2005, and to pay interest thereon from June 9, 1995, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing December 1, 1995, at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment, and, subject to the terms of the Indenture, at the rate per annum provided in the title hereof on any overdue principal and premium, if any, and (to the extent that the payment of such interest shall be legally enforceable) on any overdue instalment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which shall be the May 15 or November 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, in which event notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Holder entitled thereto as such address shall appear in the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or an Authenticating Agent, by manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                      - 3 -
           IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                   UTILICORP UNITED INC.


Dated:                             By:___________________________
                                         Title:
________________

                                   Attest:

                                   ______________________________
[Seal]                                  Title:


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

This is one of the Senior
Notes of the series designated
herein referred to in the
within-mentioned Indenture


THE FIRST NATIONAL BANK OF CHICAGO,
  as Trustee


By:____________________________
   Authorized Officer

                        [FORM OF REVERSE OF SENIOR NOTE]

                              UTILICORP UNITED INC.

                           6 3/8% SENIOR NOTE DUE 2005


          This Senior Note is one of a duly authorized series of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 1, 1990, as amended and supplemented (as amended and supplemented, the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

          This Security is not subject to any sinking fund, nor may this Security be redeemed at the option of the Company prior to the Maturity Date. This Security may be repaid by the Company at the option of the Holder on June 1, 2000 (the "Repayment Date"). The Repayment Price shall be 100% of the principal amount of this Security plus accrued interest to the Repayment Date, but interest installments whose Stated Maturity is prior to the Repayment Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular or Special Record Dates, all as provided in the Indenture. For this Security to be repaid at the option of the Holder, the Paying Agent must receive, during the period from and including April 1, 2000 to and including the close of business on May 1, 2000 (or, if May 1, 2000 is not a Business Day, the next succeeding Business Day) (a) appropriate wire transfer instructions and (b) either (i) this Security with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Security, the principal amount of this Security, the portion of principal amount of this Security to be repaid, the certificate number or a description of the tenor and terms of this Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security, together with the duly completed form entitled "Option to Elect Repayment" on this Security, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter, PROVIDED, HOWEVER, that such Security and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company. The repayment option with respect to this Security may be exercised by the Holder for less than the entire principal amount hereof, PROVIDED that the principal amount, if any, of this Security that remains outstanding after such repayment must be an authorized denomination as defined herein. The Company will not be required to register the transfer or exchange of any Security following the receipt of a notice to repay a Security as described above. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Paying Agent, whose determination will be final and binding. In the event of repayment of this Security in part only, a new Security or Securities of this series and of like tenor and for a principal amount equal to the unrepaid portion will be delivered to the Holder upon the cancellation hereof.

          Interest payments for this Security will be computed and paid on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date falls on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day.

          The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and in integral multiples thereof.
As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company,

                                      - 4-
the Trustee nor any such agent shall be affected by notice to the contrary.

          This Security shall be governed by and construed in accordance with the laws of the State of New York.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                             OPTION TO ELECT REPAYMENT

 TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE AT THE OPTION OF THE HOLDER AND THE HOLDER ELECTS TO EXERCISE SUCH RIGHTS

          The undersigned hereby irrevocably requests and instructs the Company to repay the attached Security (or portion thereof specified below) pursuant to its terms at a price equal to 100% of the principal amount thereof together in the case of any such repayment with interest to the Repayment Date, to the undersigned at ___________________________________________.

          For the Security to be repaid at the option of the Holder, the Paying Agent must receive as its corporate trust office, at any time from and including April 1, 2000 to and including the close of business on May 1, 2000 (or if May 1, 2000 is not a Business Day, the next succeeding Business Day), (a) appropriate wire transfer instructions and (b) either (i) the Security together with this "Option to Elect Repayment" form duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Security, the principal amount of the Security, the principal amount of the Security to be repaid, the certificate number or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security, together with this duly completed form entitled "Option to Elect Repayment" on the reverse of the Security, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter, provided, however, that such telegram, telex, facsimile transmission or letter shall be effective only if the Security with such form duly completed are received by the Paying Agent by such fifth Business Day.

          If less than the entire principal amount of the attached Security is to be repaid, specify the portion thereof which the Holder elects to have repaid: ____________________; and specify the denomination or denominations (which shall be an Authorized Denomination) of the Security or Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any specification, one such Security will be issued for the portion not being repaid): ______________________.

Dated:_______________________      ______________________________
                                   NOTICE:  The signature to this
                                   Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.